Exhibit 10.11

DATED 10 September 2020

(1)	TLW TRADING PROPERTIES LIMITED

(2)	OPSEC SECURITY LIMITED

(3)	ORCA BIDCO LIMITED

COUNTERPART

LEASE

RELATING TO UNIT 40, PHOENIX ROAD, CROWTHER INDUSTRIAL ESTATE, WASHINGTON, TYNE AND WEAR NE38 OAD

CONTENTS

CLAUSE

1	WHEREAS -		3
2	NOW THIS DEED WITNESSETH AS FOLLOWS —		7
3	TENANT’S COVENANTS		8
4	LANDLORD’S COVENANTS		8
5	PROVISOS		8
	5.6	COMPENSATION	9
	5.7	DETERMINATION	9
	5.8	PLANNING	69
	5.9	NOTICES	10
6	SURETY COVENANTS		10
7	BREAK CLAUSE		11

SCHEDULE

LAND REGISTRY PRESCRIBED CLAUSES

LR1.	Date of lease

10 September 2020

LR2.	Title number(s)

LR2.1 Landlord’s title number(s)

TY338276.

LR2.2 Other title numbers

None.

LR3.	Parties to this lease

Landlord

TLW TRADING PROPERTIES LIMITED a company incorporated and registered in England and Wales with company number 11511077 whose registered office is at 140 London Wall, London EC2Y 5DN.

Tenant

OPSEC SECURITY LIMITED a company incorporated and registered in England and Wales with company number 01997954 whose registered office is at 40 Phoenix Road, Washington, Tyne & Wear NE38 OAD.

Guarantor

ORCA BIDCO LIMITED a company incorporated and registered in England and Wales with company number 09819731 whose registered office is at 40 Phoenix Road, Washington, Tyne & Wear NE38 OAD.

LR4.	Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The property described as the ‘Premises’ in clause 1 of this Lease.

LR5.	Prescribed statements etc.

None.

LR6.	Term for which the Property is leased

The term as specified in clause 1 of this Lease.

LR7.	Premium

None.

LR8.	Prohibitions or restrictions on disposing of this lease

This Lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10.	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11.	Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The Premises are let without the benefit of any existing easements or other rights which are appurtenant to the Estate except those specified in this Lease at Part I of the Schedule.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

As specified in this Lease at Part II of the Schedule.

LR12.	Estate rentcharge burdening the Property

None.

LR13.	Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

None.

THIS LEASE dated	10 September	2020

BETWEEN:

(1)	TLW TRADING PROPERTIES LIMITED a company incorporated and registered in England and Wales with company number 11511077 whose registered office is at 140 London Wall, London EC2Y 5DN (‘the Landlord’)

(2)

OPSEC SECURITY LIMITED a company incorporated and registered in England and Wales with company number 01997954 whose registered office is at 40 Phoenix Road, Washington, Tyne & Wear NE38 OAD (the ‘Tenant’)

(3)

ORCA BIDCO LIMITED a company incorporated and registered in England and Wales with company number 09819731 whose registered office is at 40 Phoenix Road, Washington, Tyne & Wear NE38 OAD (the ‘Surety’)

1	WHEREAS -

1.1	In this Lease where the context so admits the following expressions shall have the following meanings that is to say -

‘the Premises’ means the premises described in Part I of the Schedule

‘the Factory’ means the building or buildings from time to time constructed upon the Premises

‘the Development’ means the land and buildings at Crowther Industrial Estate which is for the purpose of identification only shown edged round with a bold green line on plan 1 annexed hereto

‘Hazardous Substance’ means all noxious toxic offensive hazardous infectious radioactive or other substances or gases liquids wastes (including special wastes) oils petroleum and petroleum products which may be harmful to human health or to land water and air including all buildings and property

‘Party Structure’ means any wall fence member or other structure which separates the Premises from any adjoining unit on the Development

‘Pipes’ means pipes sewers drains mains ducts conduits gutters water courses wires cables channels flues and all other conducting media (including any fixings louvres cowls ventilation and extraction ducts fans and any other ancillary apparatus)

‘Rent’ means two hundred and twenty-eight thousand five hundred pounds per annum (£228,500) exclusive of VAT subject to review in accordance with Part VI of the Schedule

‘Rent Commencement Date’ means 01 June 2021

‘Insured Risks’ means fire storm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom riot civil commotion malicious damage bursting or overflowing of water tanks apparatus or pipes and impact by road vehicles and such other risks as the Landlord may require

‘a Group Company’ means a Company that is a member of the same group as the Landlord (within the meaning of section 42 of the Landlord and Tenant Act 1954)

‘the Landlord’s Surveyor’ means any person or firm appointed by the Landlord to perform the function of a surveyor under the terms of this Lease (including an employee of the Landlord or a Group Company and including also the person or firm appointed by the Landlord to collect the rents)

‘Term’ means ten (10) years commencing on and including the Term Commencement Date

‘Term Commencement Date’ means 01 September 2020

‘Company’ includes -

(a)	any UK registered company (as defined in section 1158 of the Companies Act 2006);

PLAN 2

HM Land Registry
Official copy of
title plan

Title number **TY338276**
Ordnance Survey map reference **NZ2856NE**
Scale **1:1250**
Administrative area **Tyne and Wear : Sunderland**

N

Selvarathnam 2nd Sept 2020

7/9/20

(b)	to the extent applicable, any overseas company as defined in section 1044 of the Companies Act 2006;

(c)	any unregistered company (to include any association); and

(d)	any ‘company or legal person’ in relation to which insolvency proceedings may be opened pursuant to Article 3 of the EC Regulation on Insolvency Proceedings 2000

‘Previous Lease’ means the lease of the Premises dated 07 April 2005 made between (1) GP Nominees Limited; (2) Applied Optical Technologies (UK) Limited; and (3) Applied Optical Technologies Plc

‘EPC’ an Energy Performance Certificate and Recommendation Report (as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012)

1.2

In this Lease words importing the masculine gender shall be deemed to include the feminine gender and the singular to include the plural and the plural the singular unless the contrary as to gender or number is expressly provided or unless the same is inconsistent with the context

1.3

Where the expression ‘the Tenant’ comprises two or more persons firms or companies the Tenant’s obligations shall be construed as joint and several and in particular the right of re-entry under Clause 5 of this Lease shall be construed as arising on the occurrence of any of the circumstances therein mentioned in relation to any one or more of such persons firms or companies and the Landlord shall not be prejudiced by any agreement bankruptcy composition dealing death dissolution indulgence liquidation or security in relation to some one or more of the Tenants

1.4

Any reference to any Act of Parliament includes any modification or re-enactment thereof for the time being in force and every instrument order direction regulation bye-law permission licence consent condition scheme and other such matter made in pursuance of any such Act

1.5	‘person’ includes a Company corporation or other body legally capable of holding land

1.6	The expression ‘the Landlord’ means the person for the time being entitled to the reversion immediately expectant on the end of the Term howsoever determined.

1.7	The express ‘the Tenant’ includes successors in title and assignees.

1.8	The expression ‘the Surety’ includes any person who has guaranteed the obligations of the Tenant under this Lease and his personal representatives.

1.9	Any covenant by the Tenant or the Surety not to do or omit any act or thing shall be taken to include a covenant not to suffer or permit the doing or omission of that act or thing.

1.10	Any covenant on the part of the Tenant not to do any act deed or thing includes a covenant not to allow or permit such act deed or thing to be done

1.11	Any headnotes and marginal notes in this Lease are for convenience only and do not form part thereof and shall not affect its construction

2	NOW THIS DEED WITNESSETH AS FOLLOWS -

2.1

In consideration of the rents and covenants on the part of the Tenant and the conditions hereinafter reserved and contained the Landlord with full title guarantee HEREBY DEMISES unto the Tenant the Premises subject to the matters set out or referred to in Part V of the Schedule EXCEPT AND RESERVED as specified in Part II of the Schedule TO HOLD unto the Tenant for the Term YIELDING AND PAYING therefor clear of all deductions yearly and proportionately for any part of a year the Rent and to be paid by four equal payments in advance the first of such payments (or a proportionate part thereof) to be paid on the Rent Commencement Date and the subsequent payments to be made on the usual quarter days AND ALSO YIELDING AND PAYING by way of further or additional rent annually any sum or sums of money equal to the amount which the Landlord may expend in effecting and maintaining the insurance mentioned in paragraph 2 of Part IV of the Schedule (or if such insurance is effected under a policy which relates also to other property such proportion of the total premium for such policy as the Landlord’s Surveyor shall determine PROVIDED THAT the Tenant shall not be liable for a proportion of any increased premium payable as a consequence of the particular use of part of the property so assessed (other than the Premises) by the Landlord or the owner or occupier of that part such determination (save as to any question of law) to be final and binding on the Tenant) (the ‘Insurance Rent’) such sum or sums to be paid within fourteen days of demand being made of the Tenant and so that in particular no deduction shall be made by the Tenant in respect of any agency or other commission whether paid or allowed to the Landlord itself or otherwise but the full nominal amount of each sum or premium shall be treated as expended by the Landlord for the said insurance and the Landlord shall be entitled to retain for its own benefit the said agency or other commission so paid or allowed

3	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord to observe and perform the covenants conditions and stipulations contained in Part III of the Schedule

4	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant to observe and perform the covenants conditions and stipulations contained in Part IV of the Schedule

5	PROVISOS

PROVIDED ALWAYS and it is hereby agreed and declared as follows -

5.1

that if the rents hereby reserved or any part thereof shall be in arrear for twenty-one days next after any of the days fixed for payment thereof whether or not the same shall have been legally demanded or if there shall be any breach of any of the covenants by the Tenant herein contained or if either the Tenant or the Surety (if any) being individuals shall be adjudged bankrupt or have a bankruptcy petition presented against them or an interim receiver is appointed or an application is made for the appointment of an interim receiver of the property of the Tenant or the Surety (if any) or any one of them (in the case of joint Tenant or a joint Surety) or make any arrangements scheme compromise moratorium or composition with their creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or if either of them being a Company shall have a receiver or an administrative receiver or a receiver and manager of its undertaking (or any part thereof) appointed or shall have a petition for an administration order made against it or an administration order is made in respect of it or it shall pass an effective resolution for winding up (except for the purposes of reconstruction or amalgamation subject to notifying the Landlord beforehand) or shall have a winding up petition or order made against it or (save as aforesaid) the directors or shareholders of it resolve to present its own petition for winding up or for a petition for an administration order in respect of it or it calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under section 899 of Companies Act 2006 or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise) or the Tenant and/or the Surety (if any) (being either an individual or a body corporate) suffers any distress or execution to be levied on the Premises then and in any such case the Landlord or any person duly authorised by it may at any time thereafter enter the Premises or any part thereof in the name of the whole and thenceforth peaceably hold and enjoy the same as if these presents had not been made but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants contained in this Lease

5.2

that if the rents reserved or any other sums payable under this Lease by the Tenant to the Landlord shall be due but unpaid for fourteen days then the Tenant shall pay on demand to the Landlord interest at 4% above the then current base lending rate of Barclays Bank plc on such unpaid sums from and including the date the same became due until the date of payment Provided that this clause shall not prejudice any other right or remedy which the Landlord may have in respect of such unpaid sums Provided further that if the Landlord shall decline to accept any of the rents reserved or other sums payable under this Lease so as not to waive any existing breach or alleged breach of covenant then the Tenant shall pay interest thereon at 4% above the then current base lending rate of Barclays Bank plc from and including the date on which payment of such rent or such other sums was due to the date when payment is accepted by the Landlord

5.3	all monies whatsoever payable by the Tenant to the Landlord under the provisions of this Lease shall be recoverable as rent in arrear in addition to being recoverable in any other manner

5.4

that any approval licence or consent given or granted by the Landlord in pursuance of the provisions of this Lease shall not be deemed to be given or granted by it in any other capacity than as Landlord

5.5

the Landlord shall have the right to dispose of any articles or things remaining on the Premises on the determination of the Term (howsoever the same may be determined and notwithstanding the determination of the Term) in any way it shall in its absolute discretion consider practical or expedient and without owing to the Tenant any duty of care in respect thereof and the Tenant shall be liable to the Landlord for payment of the reasonable and proper costs of removal storage and disposal thereof at the

Tenant’s sole risk in every respect and Provided Further that the Landlord shall have the right to apply any proceeds of such disposal in or towards satisfaction of such costs or of any other moneys or debts then or subsequently due from the Tenant under the terms of this Lease and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold or disposed of by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause

5.6	Compensation

Subject to the provisions of subsection 2 of section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee of the Term or of the Premises shall be entitled on quitting the Premises to any compensation under Section 37 of such Act or any corresponding provision in any Act replacing or amending the same

5.7	Determination

5.7.1

If during the last three years of the term the Premises shall be so destroyed or damaged by any of the risks insured against by the Landlord as to render the Premises completely unfit for use and occupation and the Landlord does not wish to rebuild or reinstate the same then the Landlord may determine this Lease by giving to the Tenant not less than three months written notice to be given at any time within nine months after such destruction or damage and such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant Provided that if this Lease shall be determined then the Landlord shall not be required to lay out the net proceeds of such insurance and shall be solely entitled to all the insurance monies

5.7.2

If for any reason whatsoever the Landlord is prevented from rebuilding or reinstating the Premises the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance monies and if such rebuilding and reinstatement shall continue to be so prevented for one year after the date of the destruction or damage and this Lease has not been determined by frustration the Landlord or the Tenant may at any time after the expiration of such one year by written notice given to the Tenant forthwith determine this Lease but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

5.7.3	Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted by this Lease

5.8	Planning

5.8.1

Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used under the Town and Country Planning Act 1990 and all statutes regulations and orders made thereunder from time to time and any amendment thereto for the purpose herein authorised or for any purpose subsequently authorised and the Tenant hereby acknowledge and admit that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under such Act

5.8.2

Notwithstanding that any such use might not be a permitted use under such Act the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation recompense or relief of any kind

5.8.3

Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease

5.8.4

Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord

5.8.5

Provided that any rights or easements excepted and reserved in this Part II of the Schedule over anything which is not in being at the date hereof shall be effective only in relation to any such thing which comes into being before the expiry of 80 years from the date hereof (which shall be the perpetuity period applicable hereto)

5.9	Notices

5.9.1

Any demand or notice required to be made given to or served on the Tenant or the Surety (if any) under this Lease shall be duly and validly made given or served if addressed to the Tenant or the Surety respectively and delivered personally or sent by prepaid registered or recorded delivery mail addressed (in the case of a Company) to its registered office or (whether a Company or individual) to its last known address or (in the case of a notice to the Tenant) to the Premises

5.9.2

Any notice required to be given to or served on the Landlord shall be duly and validly given or served if sent by prepaid registered or recorded delivery mail addressed to the Landlord at its registered office

5.9.3

Where before the execution of this Lease the Tenant were in occupation of the Premises or part of it under another lease (‘the earlier lease’) Section 62 of the Law of Property Act 1925 shall not apply to this Lease and covenants given by the Tenant shall be construed as if they had been given at the date of the commencement of the term of the earlier lease

6	SURETY COVENANTS

In consideration of this demise made at the request of the Surety the Surety covenants with the Landlord -

6.1

That the Tenant shall pay the rent hereby reserved and/or as subsequently increased and observe and perform the covenants and conditions herein contained throughout the Term (and also during any continuation thereof pursuant to the Landlord and Tenant Act 1954) as well before as after any disclaimer of this Lease by any liquidator or trustee in bankruptcy and that although as between the Tenant and the Surety the Surety may only be a surety for the Tenant as between the Surety and the Landlord the Surety is a principal debtor or covenantor for all obligations herein contained and is jointly and severally liable with the Tenant for the same and shall not be released by time or indulgence being given to or any arrangement or alteration of terms being made with the Tenant or any other person or by any variation of the terms of this Lease to which it consents and is a party to or any review of the rent or by any release or dealing by the Landlord or by any act omission or thing whatsoever whereby the Surety as a surety only might have been released and

6.2

That if the Tenant (not being a Company) shall become bankrupt or (being a Company) shall enter into liquidation and the trustee in bankruptcy or the liquidator shall disclaim this Lease or if this Lease shall be forfeited or if the Tenant shall cease to exist and if the Landlord shall within three months after such disclaimer or other event by notice in writing require the Surety to accept a lease of the Premises for a term commensurate with the residue of the term remaining unexpired at the date of such disclaimer or other event on the same terms as this Lease (such lease to take effect from the date of the said disclaimer or other event) the Surety shall accept such lease and execute a counterpart thereof and pay the Landlord’s costs of and incidental thereto

6.3

That if the Landlord shall not require the Surety to take a lease of the Premises pursuant to the preceding sub-clause of this clause the Surety shall nevertheless on demand pay to the Landlord a sum equal to the rent which would have been payable hereunder but for the disclaimer or other event in respect of the period from the date of the said disclaimer or other event until the expiration of three (3) months therefrom or until the Premises shall have been relet by the Landlord whichever shall first occur

6.4	That the Landlord shall be entitled to assume that anything done or omitted or agreed by the Tenant is done omitted or agreed with the concurrence of the Surety

6.5

To waive and does hereby waive any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Surety

6.6

Not to claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgements and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord all security and rights the Surety may have over assets of the Tenant whilst any liabilities of the Tenant or the Surety to the Landlord remain outstanding

6.7

Not to enforce any entitlement it may have to participate in any security held by the Landlord in respect of the Tenant obligations to the Landlord under the Lease and not to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Surety to the Landlord under the Lease have been performed or discharged of the Tenant or the Surety to the Landlord under the Lease have been performed or discharged

6.8	That this guarantee shall ensure for the benefit of the successors and assigns of the Landlord under the Lease without the necessity for any assignment thereof

6.9	That where the expression ‘the Surety’ comprises two or more persons firms or companies the Surety’s obligations shall be construed as joint and several

7	BREAK CLAUSE

7.1	The Tenant may end the Term on the 01 September 2025 (the ‘Break Date’) by giving the Landlord written notice of not less than six (6) months’ following which the Term will end on the Break Date, if–

7.1.1	on the Break Date the Rent due on or before that Break Date and any VAT payable upon it has been paid in full; and

7.1.2	on the Break Date the whole of the Premises are given back to the Landlord free of the Tenant’s occupation and the occupation of any other lawful occupier and without any continuing underleases.

7.2	The Landlord may waive any of the pre-conditions in clauses 7.1.1 and 7.1.2 at any time before the Break Date by notifying the Tenant.

7.3	If this Lease ends under this clause 7, this will not affect the rights of any party for any prior breach of an obligation in this Lease.

7.4

If this Lease ends under this clause 7, the Landlord must refund any Rent and Insurance Rent paid in advance by the Tenant in relation to the period from and including the Break Date such refund to be paid to the Tenant within 21 days after the Break Date.

7.5	If the Tenant does not serve a notice pursuant to clause 7.1 then, for the period of six (6) months commencing on and including the Break Date, the Rent shall be a peppercorn, if demanded.

7.6	Time is of the essence for the purposes of this clause 7.

IN WITNESS whereof the parties hereto have executed this document as a deed the day and year first before written

THE SCHEDULE

PART I

THE PREMISES

ALL THAT piece of land on the Crowther Industrial Estate at Washington in the County of Tyne and Wear together with the property thereon known as Unit Number 40 Phoenix Road shown edged red on plan 2 annexed hereto TOGETHER with the Factory and all additions and improvements thereto and all other buildings erections structures boundary walls fences Pipes (save those of statutory undertakers) and things from time to time upon over or within the said piece of land (save that any Party Structure shall be deemed to be a party structure within the meaning of Section 38 of the Law of Property Act 1925) and the appurtenances thereof and all the Landlord’s fixtures and fittings therein or thereupon

TOGETHER WITH (insofar as the Landlord has power to grant the same) in common with the Landlord and the owners and occupiers of all other premises upon the Development and all others authorised by the Landlord or entitled thereto -

1

The right (subject to temporary interruption for repair alteration or replacement) to the free passage and running of electricity water telephone gas and soil from and to the Premises through the Pipes now or at any time during the Term in and under or over the Development (which right shall include the right to connect into such Pipes subject to obtaining the prior written consent of the Landlord)

2

The right at all reasonable times upon reasonable notice in writing or in the case of emergency without such notice to enter upon the adjoining premises within the Development for the purpose of compliance with any of the covenants conditions and stipulations contained in this Lease the Tenant causing as little nuisance and inconvenience to the occupiers of such premises as is reasonably practicable making good all loss or damage caused by such entry and leaving the premises entered in a secure manner

3	The right of support and protection for the benefit of the Premises as is now enjoyed from the other parts of the Development

4

Subject to the due compliance with any regulations imposed by the Landlord from time to time pursuant to paragraph 19 of Part III of this Schedule the full right of way for all purposes and at all times over and along the streets (with or without vehicles) passageways and footpaths which are now or may hereafter be laid out on the Development

PART II

EXCEPTIONS AND RESERVATIONS

All easements, quasi-easements, rights and privileges now enjoyed over in or against the Premises and also the right for the Landlord in common with the owners and occupiers of all other premises upon the Development and all others authorised by the Landlord or entitled thereto for the benefit of the rest of the Development and/or any adjoining or neighbouring land of it or them -

1	To all mines and minerals within and under the Premises with such power for winning working and carrying away the same as such person or persons is or are entitled to use and exercise; and

2

To the free and uninterrupted passage of running water sewage gas electricity telephone and other services or supplies from and to other parts of the Development or any adjoining or neighbouring property of the Landlord in and through all Pipes which now are or may during the Term be in under or over the Premises; and

3

To construct and to maintain in on under or over the Premises at any time during the term granted by this Lease any Pipes but in the case of such Pipes as are constructed after the date hereof only insofar as such Pipes do not materially adversely affect the use and occupation of the Premises by the Tenant and subject to the person or persons constructing such Pipes causing the minimum of disturbance to the business of the Tenant the Landlord making good all losses and damage thereby caused to the Tenant’s reasonable satisfaction; and

4	At all reasonable times upon reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises -

(a)	to inspect the condition and the state of repair and take measurements of the Premises

(b)	to inspect cleanse connect to repair remove replace with others alter or execute any works whatever to or in connection with the Pipes easements or services referred to in this Part II of the Schedule

(c)

to view the state and condition of and construct rebuild repair and maintain the other parts of the Development where such viewing construction rebuilding repair or maintenance would not otherwise be reasonably practicable

(d)	to carry out inspections and work or do anything whatever comprised within or necessary to give effect to the Landlord’s obligations in this Lease

(e)	to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term

(f)	to exercise any of the rights granted to the Landlord by this Lease and

(g)

for the purpose of constructing and rebuilding against and where necessary into the Factory or other buildings erected on the Premises and to execute any other necessary works and thereafter the same shall be supported and protected by the Premises PROVIDED THAT any person or persons entering into or upon the Premises for any of the purposes referred to in this paragraph shall make good all damage to the Premises thereby occasioned and cause as little inconvenience to the Tenant as is reasonably practicable;

5	Of light air support protection shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by other parts of the Development; and

6

At any time after the date of this Lease to alter raise the height of or rebuild on any adjoining or neighbouring buildings belonging to the Landlord or to erect upon any adjoining or neighbouring land belonging to the Landlord other buildings of any height design and in such manner as the Landlord shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the passage of light or air to the Premises

PART III

TENANTS COVENANTS

1	PAYMENT OF RENTS

To pay the rents hereby reserved without any deduction or set off at the times and in the manner aforesaid and if so required in writing by the Landlord to make such payments by banker’s order or other credit transfer to any bank or account that the Landlord may from time to time nominate

2	OUTGOINGS

To pay all rates payments in lieu of rates taxes assessments outgoings and impositions whatsoever (whether imposed by statute or otherwise and whether of a national or local character and whether or not of a capital or nonrecurring nature and even though of a novel character but excepting such as are payable on a disposal of the Landlord’s reversion hereto and Schedule A income or corporation tax charged on the Landlord) now or at any time hereafter assessed or charged on the Premises or part thereof or payable by the owner or occupier in respect thereof including a due proportion of such payments as aforesaid as may be assessed charged or payable on or in respect of any premises of which the Premises form part (such proportion to be determined by the Landlord’s Surveyor whose decision shall in the absence of manifest error (save as to any question of law) be final and binding) and to indemnify the Landlord in respect of any loss to the Landlord of rating relief which may be applicable to the Premises by reason of the Premises being vacant after the end of the Term (or any earlier determination thereof) on grounds that such relief has already been allowed to the Tenant

3	REPAIR

3.1

At all times during the Term to keep the Premises in good and substantial repair and condition and to ensure that all Landlord’s fixtures fittings and appurtenances including all mechanical heating or other services are regularly inspected and serviced and that any which may be or become beyond repair at any time during or at the end or sooner determination of the Term are renewed and replaced Provided that and to the extent that the insurance to be effected by the Landlord hereunder shall not be vitiated or the payment of the insurance monies shall not be refused in whole or in part as a result of any statement act omission or default of the Tenant or any undertenant licensee servant agent or any person under its or their control the Tenant shall not be liable under this sub-clause or under any covenant herein contained relating to the repair and/or decoration of the Premises for any damage caused to the Premises (other than any plate glass unless it is insured by the Landlord) by any of the Insured Risks AND PROVIDED FURTHER that the Tenant shall be under no obligation to put the Premises into any greater standard of repair and condition than that shown on the schedule of condition contained in Appendix 1

3.2

Notwithstanding the generality of the above at all times during the Term to keep all exterior yards, roads, landscaped and car parking areas within the Premises well maintained and in a clean and tidy condition

3.3

At all times during the Term to keep the carpeting and the floorcovering within the Premises (if any) properly cleaned and from time to time whenever necessary to renew and replace the same with carpeting and floorcovering of no less a quality than that laid at the commencement of the term Provided that the Landlord shall have first approved in writing the pattern and colour of any carpeting or floorcovering so to be renewed or replaced

4	YIELD UP

4.1	At the expiration or sooner determination of the Term -

4.1.1	quietly to yield up the Premises in such repair and decoration as is required by this Lease and in a clean and tidy condition

4.1.2	unless otherwise required by the Landlord, to remove -

(i)	all tenant’s and trade fixtures and fittings and partitioning and signs installed by the Tenant (whether before or during the Term)

(ii)	all works articles or things referred to in the Schedule of Tenant’s Items contained in Appendix 2; and

(iii)

the Schedule of Landlord’s Works and Tenant’s Items contained in Appendix 3 and to make good to the reasonable satisfaction of the Landlord all damage caused by such removal and unless otherwise required by the Landlord, to remove and make good all alterations or additions made to the Premises during the Term and the during term of the Previous Lease and to procure that the Premises are reinstated to the same state and condition in which they were at the date of commencement of the term of the Previous Lease Provided that the Tenant shall not be obliged to reinstate the car park, drainage works or perimeter fence referred to in Appendix 3 and shown with black crosses on the attached plan numbered 3 and for the avoidance of doubt all internal fences and access systems must be removed and the Premises made good and/or reinstated, as applicable, in accordance with this clause 4.1.2

PROVIDED FURTHER THAT the Tenant shall not be obliged to remove the division walls which existed at grant of the Previous Lease as detailed in the licence for alterations dated 23 November 2006 made between (1) GP Nominees Limited; (2) Opsec Security Group Plc; and (3) Opsec Security Limited

4.1.3

that if the Tenant shall not have completed such work before the end or sooner determination of the Term the Tenant shall forthwith on demand pay to the Landlord a sum equal to the cost of such removal making good and reinstatement and also a sum calculated at a rate equal to the rent payable hereunder immediately prior to the end or sooner determination of the Term in respect of the period taken to carry out such works

5	DECORATION

5.1

In every third year of the Term and also in the last year of the Term whether determined by effluxion of time or otherwise to strip or burn off and to paint or otherwise treat as the case may be all the exterior parts of the Premises usually or requiring to be painted or otherwise treated with two coats of paint or other suitable material of such quality and colours as the Landlord may require in a proper and workmanlike manner and to clean and treat in suitable manner for its maintenance in good condition all the outside hardwood and metal and other work not requiring to be painted and to wash down all exterior tiles faiences glazed bricks or polished stone and similar washable surfaces

5.2

In every fifth year of the Term and in the last year of the Term howsoever determined to paint decorate and colour the interior parts of the Premises as are usually painted decorated and coloured in a proper and workmanlike manner and with suitable materials which shall in the last year of the Term howsoever determined be in accordance with a colour and quality of materials and workmanship as the Landlord shall approve

6	ALIENATION

6.1

Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease) part with or share possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

6.2	Not to assign or underlet part only of the Premises and not to charge the whole or any part of the Premises

6.3

Not to assign or underlet the whole of the Premises (i) without the prior consent in writing of the Landlord which consent shall not be unreasonably withheld or delayed nor (ii) without first complying with the other provisions of this paragraph 6

6.4

That no interest (howsoever remote) derived out of the Term shall be created in respect of the whole or any part of the Premises upon payment of a fine or premium or at a rent less than the rent for the time being payable under this Lease or so that the rent shall be payable more than three months in advance or save by instrument in writing containing the following -

(i)

an absolute prohibition against any assignment charge underlease or parting with or sharing the possession or occupation of part only of the premises comprised in such interest and against any underlease or parting with or sharing the possession or occupation of the whole thereof and

(ii)

provisions to be approved by the Landlord to the effect that the rent thereby reserved shall be subject to review at times to be approved by the Landlord to the intent that the rent shall be revised on such dates as may accord with current market practice and in any event on such dates as the rent may fall to be revised under this Lease (if applicable) and to the intent that the rent payable on and after any review date until any subsequent review date shall not be less than the highest open market rent obtainable without taking a fine or premium and shall in no case be less than the rent payable immediately prior to such review or less than the rent payable for the time being hereunder and

(iii)	covenants rights and conditions similar to those contained in this Lease

6.5

If the Tenant shall desire to assign the Premises as a whole it shall (on each occasion) first procure that any intended assignee shall covenant directly with the Landlord during the residue of the term then subsisting to pay the rent hereby reserved and to observe and perform the covenants and conditions herein contained and the Landlord shall be entitled to impose all or any of the matters set out in paragraph 6.6 as a condition of its consent.

6.6	The conditions mentioned in paragraph 6.5 are -

(i)

the Tenant and any ‘relevant former tenant’ (defined below) executes and delivers to the Landlord an authorised guarantee agreement before the earlier of (a) any assignment; and (b) the giving of occupation to the assignee. Any authorised guarantee agreement required pursuant to this paragraph 6.6 is to be in terms set out in Part VII of the Schedule subject only to such amendments as may be necessary to take account of changes in law since the date of this Lease or such amendments as the Landlord reasonably requires.

(ii)	In this paragraph 6.6 ‘relevant former tenant’ means any former tenant who by virtue of the Landlord and Tenant (Covenants) Act 1995 section 11 was not released on an earlier assignment of this Lease;

(iii)

if the Landlord reasonably requires the Tenant shall procure an acceptable guarantor or guarantors for the assignee who shall (jointly and severally if more than one) covenant as a primary obligation with the Landlord in identical terms to clause 6 or in terms from time to time reasonably determined by the Landlord;

(iv)

if reasonably required the assignee executes and delivers to the Landlord prior to the assignment a rent deposit deed for such sum as the Landlord may reasonably determine in such form as the Landlord may reasonably require together with the payment by way of cleared funds of the sum specified in the rent deposit deed if reasonably required to do so by the Landlord;

(v)

before the date of the assignment, the Tenant gives to the Landlord a copy of the health and safety file required to be maintained under the CDM Regulations containing full details of all works undertaken to the Premises by the Tenant;

6.7	If the Tenant shall desire to underlet the Premises as a whole it shall on each occasion first procure that any intended underlessee shall covenant with the Landlord -

(i)

not to assign mortgage charge underlet or part with or share the possession or occupation of part only of the premises to be demised by such underlease and not to underlet or part with or share the possession or occupation of the whole thereof

(ii)	not to assign such underlease except with the prior written consent of the Landlord which shall not be unreasonably withheld and

(iii)	to perform and observe the covenants contained in this Lease (save as to payment of rent) so far as the same affect the premises to be demised by such underlease

6.8

To enforce the performance by the subtenant of the obligations on its part contained in any underlease and not to waive either expressly or by implication any breach of the same and not to vary the terms of any underlease without the prior written consent of the Landlord which shall not be unreasonably withheld

6.9

Within one month of any permitted assignment or permitted underlease or any other transmission or other devolution relating to the Premises to produce for registration with the Landlord’s solicitor such deed or document or a true copy of it duly certified by a solicitor to that effect and to pay the Landlord’s solicitors reasonable charges for the registration of every such document

6.10

Notwithstanding the provisions of paragraph 6.1 the Tenant may share the occupation of the whole or any part of the Premises with a Group Company for so long as both companies shall remain members of that group and otherwise than in a manner that transfers or creates a legal estate

7	USE

7.1

Not to use the Premises or permit or suffer the same to be used for any purposes other than for a use within Use Classes B1(c), B2 and B8 of the Town and Country Planning (Use Classes) Order 1987 as at 31 August 2020

7.2	Not to use the Premises for any illegal or immoral purpose or any noisy noisome or offensive trade or business and not to hold or permit any sale by auction or any public meeting on the Premises

7.3	Not to use any part or parts of the Premises which are grassed or landscaped other than as lawn or garden ground

7.4	Not to use any exterior yards or car parking areas within the Premises save for the parking or loading or unloading of private motor cars or light commercial vehicles

8	PAY FEES

8.1

To pay to the Landlord on an indemnity basis all reasonable and proper costs fees charges and expenses (including those payable to counsel solicitors bailiffs’ and surveyors’ including the Landlord’s Surveyor) properly incurred by the Landlord –

(i)

attendant upon or incidental to every application made by the Tenant for consent or licence required or made necessary by the provisions of this Lease whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred by proceedings under Section 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court

(ii)

in connection with the recovery or attempted recovery of any arrears of rent due from the Tenant hereunder whether by Court action or otherwise or in connection with any action or steps taken by the Landlord (whether by Court action or otherwise) to enforce any of the Tenant’s covenants herein contained

(iii)

in connection with the preparation and service of any notice served under or pursuant to this Lease or any schedule relating to the repair or condition of the Premises whether during or at or after the expiration or sooner determination of the Term

And it is hereby agreed that in respect of any such matter as aforesaid the Landlord shall be deemed to incur and the Tenant shall pay to the Landlord in respect of work done by the Landlord or by any person in connection with it or any person in its employment a reasonable fee not exceeding that which might properly have been charged for the same work by an independent person competent to deal with that work in the ordinary course of his business

9	CLEANING

To clean the inside and outside of the windows of the Premises at least once every month

10	REFUSE

Not to form any refuse dump rubbish or scrap heap on the Premises (or upon the Development) and to ensure that all refuse rubbish or scrap which may have accumulated on the Premises and all used tins cans boxes and other containers are removed from the Premises not less frequently than one a week

11	ALTERATIONS

11.1

Not to make any structural alterations additions or improvements to the Premises or to erect any new building thereon nor do or suffer to be done anything on the Premises which may overload the floors or structure thereof or any Pipes thereon and not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to suspend anything from the roof or roof trusses (other than light fittings) nor use the roof of the Factory or of any building on the Premises for storage of goods nor to place or permit to be placed any weight thereon nor to permit any person or persons to enter thereon save with a view to the execution of necessary repairs and then only in such manner as to subject the roof to the least possible strain

11.2

11.2.1	Not to make any alterations or additions of a non-structural nature to the Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld

11.2.2

The Landlord may as a condition of giving any consent require the Tenant to enter into such covenants as the Landlord shall require regarding the execution of any such works and reinstatement of the Premises at the end or sooner determination of the Term

11.3	If any alterations invalidate or materially adversely affect an existing EPC or require the commissioning of an EPC, the Tenant must (at the Landlord’s option (acting reasonably))

11.3.1	commission an EPC from an assessor approved by the Landlord and give the Landlord written details of the unique reference number for that EPC; or

11.3.2	within 7 working days of receipt of a copy of the invoice provided by the assessor appointed to produce the EPC, reimburse the Landlord the cost of obtaining the EPC.

12	HAZARDOUS SUBSTANCES

12.1

Not to cause suffer or permit the retention or accumulation at the Premises of any Hazardous Substance in such quantity or in such manner as to be a hazard to human health or to any land water air buildings or other property but promptly to remove or eliminate any such Hazardous Substance PROVIDED ALWAYS that the Tenant shall be permitted to store Hazardous Substances within the Premises insofar as the Tenant has complied with all statutory and other regulatory requirements in that regard

12.2

Not to cause suffer or permit any discharge emission escape spillage seepage or leaching of any Hazardous Substance at upon within or from the Premises and promptly upon becoming aware of the occurrence of any such discharge emission escape spillage seepage or leaching to notify the Landlord thereof and to remove or eliminate such Hazardous Substance and restore the Premises and any contiguous land (including (without limitation) water and air surrounding the Premises) to the same state and condition as prior to such discharge emission escape spillage seepage or leaching

12.3	to indemnify and save harmless the Landlord from and against any actions proceedings costs claims expenses damages losses and demands arising from any breach of the above sub-clauses of this clause

13	CONNECTIONS

Not without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to connect to or interfere with the electrical cables switches junctions or points or the pipes taps or other apparatus installed in connection with the use or supply of electricity water or gas

14	PERMIT ACCESS

To permit the Landlord and the owners or occupiers of adjoining premises with their surveyors (including the Landlord’s Surveyor) agents and workmen at all reasonable times upon giving not less than twenty four hours notice (except in an emergency) to enter upon the Premises or any part thereof for the purpose of repairing extending or altering any adjoining premises as occasion shall require or for the purpose of making repairing maintaining rebuilding cleansing lighting and keeping in good order and good condition all ways Pipes party walls Party Structures or other conveniences which shall belong to or be used for the Premises in common with other premises and for the purpose of laying down maintaining repairing and testing ventilation ducts sewers drains gas or water pipes and electrical wires or cables or for other similar purposes the Landlord or such persons as aforesaid effecting any such entry doing as little damage as is reasonably practicable and making good any damage occasioned thereby to the Premises

15	REPAIR ON NOTICE

To permit the Landlord and its duly authorised agents with or without workmen and others authorised by the Landlord at all reasonable times (upon giving not less than forty eight hours prior notice except in cases of emergency) to enter upon and to examine the condition of the Premises and thereafter the Landlord may serve upon the Tenant notice in writing specifying any repairs maintenance or painting necessary to be done in accordance with the Tenant’s obligations hereunder and require the Tenant forthwith to execute the same and if the Tenant shall not within twenty eight days after the service of such notice (or sooner if requisite) commence and thereafter proceed diligently with the execution of such repairs and shall not have completed the same within three months from the date of such notice then to permit the Landlord to enter upon the Premises (but without prejudice to the right of re-entry hereinbefore contained) and execute such repairs maintenance or painting and the costs thereof including the Landlord’s Surveyor’s and other professional fees shall be a debt due from the Tenant to the Landlord and be forthwith recoverable as rent in arrear

16	STATUTORY OBLIGATION

16.1

At the Tenant’s cost to comply in all respects with and do anything required under all Acts of Parliament both present and future and the requirements of any government department local authority other public or competent authority or court of competent jurisdiction so far as they may in any respect affect the Premises or the user thereof or the employment therein of any person or the use of any plant machinery fixtures or chattels therein and to execute any works and do any thing required to be executed or done (whether by the Landlord or the Tenant) thereunder by any competent person and to indemnify the Landlord against all liability and expense whatsoever arising out of or in connection with such enactments or of or incidental to the execution of such works or thing

16.2

Not to do in or near the Premises any act or thing by reason of which the Landlord may under any Act of Parliament incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

17	SIGNS

Not without the previous consent in writing of the Landlord to use the Premises for the purpose of advertising nor to display or permit to be displayed thereon or upon any window thereof any poster advertisement notice illumination sign or nameplate and to remove and discontinue the use of any poster advertisement notice illumination sign or nameplate to which the Landlord may take objection Provided nevertheless that the Tenant shall be entitled to affix on the Premises a board plate or sign of a size and placed in such position as shall be approved of in writing by the Landlord such approval not to be unreasonably withheld Provided that the Landlord hereby consents to the retention of such signs as may exist upon the Premises at the date of this Lease

18	USER

18.1

Not to do or permit to be done or suffer on the Premises anything nor (without limitation) to install or use within the Premises any device or equipment which may be or become a nuisance annoyance or inconvenience to the Landlord or the owners or occupiers of any adjoining or adjacent premises or the neighbourhood or which shall or may interfere with any device or equipment within or upon any adjoining or neighbouring property and. which (in each case) infringes any legislation law regulation or requirement of any relevant authority for the time being in force

18.2	Not to erect any pole mast dish aerial receiver or wire (whether and without limitation in connection with telegraphic telephonic radio or television communication or otherwise) upon the Premises

19	RESTRICTIONS

Without prejudice to the generality of the immediately preceding paragraph not to-

19.1

install or use in or upon the Premises any machinery equipment or apparatus which will cause noise or vibration which can be heard or felt in other parts of the Development or which may cause structural damage to the Premises or any adjoining or neighbouring property

19.2	play or use any musical instrument or other apparatus or equipment in the Premises which reproduces or creates any sound audible within the Premises that can be heard outside the Premises

19.3	keep on the Premises any animal fish reptile or bird and to take such steps as may be necessary to ensure that the Premises are kept free from rats mice and other pests

19.4	cook on the Premises

19.5

permit any vehicles or animals owned by or under the control of the Tenant or their servants agents undertenant or licensees to stand or park on the roads passageways or paths of the Development or of the estate of which the Premises form part and to use any permitted parking spaces provided upon the Development only for the parking of and not for the storing of private motor cars or light commercial vehicles

19.6

not to stand place store deposit expose or display any goods articles materials or things outside any part of the Factory and not to cause or permit any obstruction of the roads passageways and footpaths upon the Development

19.7	not to cause or permit the Premises or the Development to become untidy or in a dirty condition

20	LANDLORD’S REGULATIONS

To observe and to use its best endeavours to ensure that persons doing business with the Tenant and the servants and workmen of the Tenant shall observe any regulations made or instructions given by the Landlord with regard to the Development or (without limitation) to the parking loading or unloading or movement of vehicles upon and within the Development

21	INSURANCE

21.1

Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Premises may become void or voidable or whereby the rates of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premiums and all expenses incurred by it in or about the renewal of such policy or policies of insurance rendered necessary by a breach of this covenant and all such payments shall be made immediately on demand and shall be recoverable as rent

21.2

If the payment of any insurance monies in respect of any insurance policy or policies effected by or on behalf of the Landlord is refused as a result of some factually incorrect statement act omission or default of the Tenant or any Tenant shall upon receipt of confirmation from the insurers as to the amount refused (whether addressed to the Landlord Tenant or otherwise) pay to the Landlord on demand the amount so refused with interest thereon at the rate of 4% above the base lending rate from time to time of Barclays Bank plc

21.3

If the Tenant shall become entitled to the benefit of any insurance on the Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all monies received from such insurance (insofar as the same shall extend) in making good the loss or damage in respect of which the same have been received

22	FIRE PRECAUTIONS

22.1

Without prejudice to the generality of the last foregoing covenant not without the prior written consent of the Landlord to store bring or permit to be brought to the Premises any equipment or article of a combustible inflammable or dangerous nature and to comply with all recommendations of the Landlord’s insurers for the time being and (as to fire precautions relating to the Premises) of the Fire Officer and to give notice to the Landlord forthwith upon the happening of any event or thing which may affect any policy or policies of insurance on the Premises or any adjoining or neighbouring property

22.2

to provide such means of escape in case or fire (‘fire escapes’) for the persons employed to work in the Premises as may be required by the fire authority and to comply with the requirements and recommendations of the fire authority and the insurers of the Premises in relation to fire precautions and fire escapes and not to obstruct the fire escapes or the access thereto or the access to any fire fighting and extinguishing appliances

22.3

to keep the Premises supplied and equipped with such fire fighting and extinguishing appliances as may be required by the fire authority or the insurers of the Premises (or at the Landlord’s option to pay to the Landlord the cost of supplying the same) and such appliances shall be open to the inspection of the Landlord and shall be maintained to the reasonable satisfaction of the Landlord

23	INDEMNITY

23.1

To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of -

23.1.1	any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant’s authority and under the Tenant’s control or

23.1.2	any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease or any of the matters to which this demise is subject

24	PLANNING

24.1

To comply with the provisions and requirements of the Town and Country Planning Act 1990 and all statutes regulations and orders made thereunder from time to time and any amendment thereto and not to commit any breach of planning control and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contraventions

24.2

not to make any application for planning permission in respect of Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld where such application relates to development otherwise permitted under this Lease)

24.3

at the expense of the Tenant to obtain and if appropriate to renew all planning permissions and other consents and to serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Premises which may constitute a development (within the meaning of the said Act)

24.4	to pay and satisfy any charge or levy imposed under the said Act in respect of any such development by the Tenant on the Premises

24.5

not to implement any planning permission before it has been produced to and approved in writing by the Landlord such approval not to be unreasonably withheld Provided that the Landlord may refuse to approve such planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the Landlord’s interest in the Premises or in any adjoining or neighbouring land or premises of the Landlord whether during or following the expiration or sooner determination of the term

24.6	unless the Landlord shall otherwise direct in writing to can’t out and complete before the expiration or sooner determination of the term -

24.6.1

any works required to be carried out to the Premises as a condition of any planning permission granted during the term and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the term; and

24.6.2	any such development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the said Act

24.7	to produce to the Landlord on demand all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this clause have been complied with

25	RELETTING AND SALE NOTICES

Unless the Tenant shall have made a valid application to the court for a new tenancy pursuant to Section 24 of the Landlord and Tenant Act 1954 to permit the Landlord at any time within six months before the expiration or sooner determination of the Term (in the case of letting) and at any time during the Term (in the case of selling) to enter into and upon the Premises for the purpose of fixing upon a suitable part thereof a notice board reasonable in size and content and so as to avoid material obstruction of light or air to the Premises for letting or selling the same and not to remove or interfere with such notice board and to permit all persons who may be authorised by the Landlord to view the Premises at all reasonable times of the day

26	PARTY STRUCTURES

That the Tenant and the owner or owners of the relevant adjoining premises shall be jointly responsible for keeping in good and substantial repair and condition any Party Structure and the costs of such repair shall be borne by the Tenant and the owner or owners of such adjoining premises in such shares as shall be fair and reasonable in the circumstances which share shall in the absence of agreement between the parties concerned be determined by the Landlord’s Surveyor whose decision (save as to any question of law) shall be final and binding on the parties concerned and should for any reason such Party Structure not be kept in good and substantial repair and condition the Landlord may serve jointly upon the Tenant and the owner or owners of such adjoining premises notice in writing specifying any repairs or maintenance required to be done and requiring that the works be executed forthwith and if such repairs or maintenance works shall not have commenced within 28 days (or sooner if requisite) of such notice or shall thereafter not be proceeding expeditiously or shall not have been completed within three months thereof the Tenant shall permit the Landlord to enter upon the Premises and execute such repairs or maintenance works and the costs thereof (including the costs of the Landlord’s Surveyor and other professionals) shall be borne by the Tenant and the owner or owners of the said adjoining premises as set out above and the Tenant’s share thereof shall be payable to the Landlord forthwith on demand and shall be a debt due from the Tenant to the Landlord and be recoverable as rent in arrear

27	KEY HOLDERS

27.1	To ensure that at all times the Landlord and the police have written notice of the name home address and home telephone number of at least two key holders of the Premises

27.2	To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this Lease

28	NOTICE OF DEFECTS

28.1

Forthwith to give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

28.2

Within 14 days of receipt of the same (or sooner if requisite) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal of the same given to the Tenant and relevant to the Premises or the owner or occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient Provided that the Tenant shall not be obliged to do so insofar as such representations conflict with the bona fide interests of the Tenant

29	VAT

29.1	All rents and other payments payable by the Tenant hereunder shall be exclusive of Value Added Tax (or any similar tax which may be substituted for it or levied in addition to it) (VAT) and

29.2

wherever in this Lease provision is made for the Tenant to pay any sum on which VAT is payable in respect of goods and/or services supplied by or on behalf of the Landlord to the Tenant under or in connection with this Lease (whether or not as a result of the exercise of any option or the making of any election by the Landlord) the Tenant shall pay (upon receipt of a valid VAT invoice) in addition to such sum (and at the same time as such sum is payable) VAT chargeable thereon at the rate appropriate at the time of the supply and

29.3

in all circumstances where the Tenant agree under the terms of this Lease to pay or contribute to or to indemnify the Landlord or any other person in respect of any costs fees expenses outgoings or other liabilities of whatsoever nature of the Landlord or of any third party reference to such costs fees expenses outgoings and other liabilities shall be taken to be increased by such a sum as to include any VAT charged in relation thereto except to the extent (and only to the extent) that the Landlord obtains a credit for the same as allowable input tax

30	INFORMATION

Upon the making of any application or request in connection with the Premises or this Lease to disclose to the Landlord such information as the Landlord may reasonably require and whenever the Landlord shall reasonably request to supply full particulars of all occupations and derivative interests in the Premises however remote or inferior

31	ENCROACHMENTS

Not to stop up or obstruct any of the windows or lights belonging to the Premises and not to permit any new window light opening doorway passage drains sewer or other encroachment or easement to be made or acquired into upon or over the Premises or any part thereof and in case any person shall attempt to make or acquire any encroachment or easement whatsoever to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request of the Landlord but at the cost of the Tenant to adopt such means as may reasonably be required by the Landlord for preventing any such encroachment or the acquisition of any such easement

32	OBSERVE COVENANTS

To perform and observe the agreements covenants restrictions and stipulations referred to in the deeds and documents listed in or otherwise set out in Part V of this Schedule so far as any of the same are still subsisting and capable of taking effect and relate to the Premises

33	SUBSTITUTE SURETIES

33.1

Within 14 days of the death during the Term of the Surety (or either one of them if more than one) or of such person becoming adjudged bankrupt or having an interim receiver appointed or a receiver appointed under the Mental Health Act 1983 or entering into any composition or arrangement with its creditors or being a Company passing a resolution to wind up or entering into liquidation or having a receiver or an administrative receiver appointed or an administration order made in respect of its undertaking to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within twenty eight days to procure that some other person or persons acceptable to the Landlord (such acceptance not to be unreasonably withheld) shall execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form of the Surety’s covenants contained in clause 6 of this Lease

34	ENERGY PERFORMANCE CERTIFICATES

34.1

The Tenant must not commission an EPC in respect of the Premises unless required to do so by the Energy Performance of Buildings (England and Wales) Regulations 2012. If the Tenant is required to commission an EPC, the Tenant must (at the Landlord’s option (acting reasonably)) commission an EPC from an assessor approved by the Landlord or within 7 working days of receipt of a copy of the invoice provided by the assessor appointed to produce the EPC, reimburse the Landlord the cost of obtaining the EPC for the Premises.

34.2	The Tenant must cooperate with the Landlord, so far as is reasonably necessary, to allow the Landlord to commission any EPC for the Premises and -

34.2.1	provide the Landlord (at the Landlord’s cost) with copies of any plans or other information held by the Tenant that would assist in commissioning that EPC; and

34.2.2

allow such access on not less than 7 days’ notice and at a specific time to be agreed by the Tenant (acting reasonably) to the Premises to any energy assessor appointed by the Landlord as is reasonably necessary to inspect the Premises for the purposes of preparing any EPC.

34.3	The Tenant must give the Landlord written details on request of the unique reference number of any EPC the Tenant commissions in respect of the Premises.

PART IV

THE LANDLORD’S COVENANTS

1	QUIET ENJOYMENT

Upon the Tenant paying the several rents hereby reserved and substantially observing and performing the several covenants conditions stipulations and agreements herein contained and on its part to be observed and performed the Tenant shall and may peaceably and quietly hold and enjoy the Premises during the Term without interruption or disturbance by the Landlord or any persons lawfully claiming through or under it or by title paramount

2	INSURANCE

2.1

To keep (unless such insurance shall be vitiated by any factually incorrect statement act omission or default of the Tenant or its servants agents licensees undertenants or other persons within its control) the Premises insured to the full reinstatement value thereof (including two years (or such other longer period as the Landlord shall determine) loss of rent or profit provision for demolition and clearance of the site and surveyors and architects and other professional fees) against loss or damage by the Insured Risks

2.2

In the event of the Premises being damaged or destroyed from any cause covered by the Insured Risks to lay out (subject to the Landlord being able to obtain the necessary permissions approvals and consents (the Landlord using all reasonable endeavours to obtain such permissions) and subject to the necessary labour and materials being and remaining available) all monies received in respect thereof (other than for loss of rent or profit and surveyors and architects professional fees) in rebuilding or reinstating the same substantially as the same were prior to any such destruction or damage (but not so as to provide accommodation identical in layout if it would not be reasonably practical to do so) as soon as reasonably practicable.

2.3

Provided the insurance shall not have been vitiated or payment of the policy movies refused in whole or in part as a result of some statement act default or omission of the Tenant or any undertenants servants agents licensees or any person under its or their control to make up any shortfall out of the Landlord’s own funds

2.4

To allow to the Tenant a fair proportion of the yearly rent first reserved according to the nature and the extent of the damage sustained from the date of such damage or destruction until the expiry of such period as the Premises may be insured against loss of rent or the date the Premises or the affected part are again rendered fit for occupation and use as certified by the Landlord’s Surveyor whichever shall be the earlier Provided that the amount of rent which shall cease to be payable hereunder shall in no case exceed the amount received by the Landlord in respect of loss of rent under the insurance hereinbefore referred to PROVIDED THAT -

(i)	that the Landlord may include the amount of value added tax on any such items (including rents) in the amount of insurance cover and

(ii)

the Landlord shall be deemed to have fulfilled its obligation to insure notwithstanding that the insurance for the time being in force is subject to exclusions and conditions which are usually required by the insurers and which cannot be omitted on reasonable terms and (without prejudice to the generality of the foregoing) the Landlord shall not be obliged to effect insurance against a peril which is for the time being uninsurable or which can only be insured at a premium which in the view of the Landlord is excessive unless the Tenant shall first fully indemnify the Landlord in respect of the same

2.5

At the request of the Tenant the Landlord shall produce to the Tenant (but not more than once in any year) reasonable evidence from the insurers or their agents of the terms of the insurance policy and the fact that the policy is subsisting and in effect

PART V

SUBJECTIONS

1	The rights easements covenants stipulations and other matters contained or referred to in the registers of title for title numbers TY209774 and TY338276

2

All other rights reservations covenants stipulations and other matters which may now or at any time hereafter affect the Premises and in particular (but without prejudice to the generality of the foregoing) the Agreement dated 17 March 1995 between (1) GP Nominees Limited and (2) British Telecommunications plc relating to the installation and keeping of telecommunications apparatus

PART VI

PROVISIONS REGARDING REVIEW OF RENT

In this Part VI of this Schedule -

1	‘Review Date’ means 01 September 2025

‘current market rental’ means the yearly rent which could reasonably be expected to be obtained for the Premises on the Review Date in the open market (no fine or premium being taken) on the assumption (if not a fact) -

(a)	that the Premises are then vacant

(b)	that any rent free or concessionary rent period which a willing landlord might grant to a willing tenant upon such letting for the purpose of fitting out has been granted and expired

(c)	that the Premises are fit and ready for immediate occupation and use

(d)	that all the covenants herein contained have been fully performed and observed and that all statutory requirements have been complied with

(e)	that nothing has been done on the Premises which has diminished the rental value thereof

(f)	that if the Premises have been destroyed or damaged (whether or not by any of the Insured Risks) they have been fully restored

(g)	that the Factory comprises a gross internal area of 55,053 sq ft and that this area excludes the gatehouse for which no value is ascribed on the grant of a lease by a willing lessor to a willing lessee for a term equal to the unexpired residue of the Term from the Review Date and (subject to the foregoing) on the same terms as this Lease other than the amount of rent firstly hereby reserved but including the like provisions for review and at similar intervals as are herein contained but disregarding -

(a)	any goodwill attached to the Premises by reason of the carrying on of the business of the Tenant or any person deriving title under the Tenant whether prior to or after the commencement of the Term

(b)	any effect on rent of the fact that the Tenant have been in occupation of the Premises whether prior to or after the Term Commencement Date

(c)

any effect on rent of any alteration or improvement carried out with the consent of the Landlord (or the Landlord’s predecessor in title) by and at the cost of a person who at the time it was carried out was the lessee or a permitted underlessee under this Lease unless (a) it was carried out in pursuance of an obligation to the Landlord or (b) the Landlord reimbursed all or any part of the cost thereof or (c) it was completed more than 21 years before the Review Date

(d)

all restrictions whatsoever relating to the amount of rent or the payment or recovery of rent contained in any Act of Parliament and any direction thereby given relating to any method of determining rent which may have the effect of reducing the current market rental and

(e)	any effect on rent of the works articles or things described in the Schedule of Tenant’s Items contained in Appendix 2 and the Schedule of Works contained in Appendix 3

2	From the Review Date the yearly rent firstly made payable hereunder shall be a rent (‘the new rent’) being the higher of -

2.1	The annual rate of the yearly rent firstly payable hereunder immediately prior to the Review Date; and

2.2	The current market rental;

3

If the Landlord and the Tenant shall fail to agree the new rent either party may at any time after three months before the Review Date require the current market rental to be determined by an independent surveyor (‘the Surveyor’) and in such case

(a)

The Surveyor shall be appointed in default of agreement upon the application of the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors Provided that if the said President shall for any reason not be available willing or able to make such an appointment at the time of application therefor the appointment may be made by the Vice-President or next senior officer of the said Institution then so available willing and able and if no such officer shall be so available willing and able by such officer of such professional body of surveyors as the Landlord shall designate And if any such surveyor shall refuse to accept or shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable or unwilling to complete his duties hereunder the Landlord may similarly apply for a substitute to be appointed in his place which procedure may be repeated as many times as may be necessary

(b)

If the Landlord and Tenant shall by notice in writing given to the Surveyor within 10 working days of receipt of written notification of his appointment require him to act as an arbitrator he shall so act and if no such notice shall be given the Surveyor shall act as an expert and not as an arbitrator and in either case his decision shall (save as to any question of law) be final and binding on all matters referred to him hereunder

(c)	If the Surveyor shall act as an arbitrator then the provisions of the Arbitration Acts 1996 shall apply

(d)

If the Surveyor shall act as an expert then the Landlord and the Tenant shall be entitled to submit to him within such reasonable time as he may stipulate their proposals in the matter supported if they so wish by a valuation and/or statement or reasons and/or report and to make submissions to the Surveyor in respect of the other’s proposals the Surveyor shall consider such matters submitted to him but shall not be in any way limited or fettered thereby and shall determine the current market rental in accordance with his own knowledge judgment and opinion and shall give notice in writing of his decision to the Landlord and the Tenant

(e)

The fees of the Surveyor and all fees payable in connection with his appointment shall be paid as he shall determine Provided that the Landlord shall be entitled (but not obliged) to pay to the Surveyor any fees so payable by the Tenant and further that the Tenant shall on demand repay to the Landlord any monies so paid by the Landlord

4

If at the Review Date there is by virtue of any Act of Parliament any restriction upon the review or increase of the rent payable hereunder or any restriction upon the right of the Landlord to recover the rent otherwise payable hereunder then at any time after the ending removal or modification of such restriction the Landlord may give to the Tenant not less than one month’s notice requiring an additional rent review upon a quarter day therein specified which quarter day shall thereupon for all the purposes of this clause be a Review Date

5

If the new rent shall not have been agreed or determined as aforesaid prior to the Review Date for any reason whatever then in respect of the period (‘the interim period’) beginning with the Review Date and ending on the quarterly rent day immediately following the date on which such agreement or determination shall have been made as aforesaid the rent firstly payable hereunder shall be a rent (‘the interim rent’) equal to the rent firstly payable immediately prior to the Review Date Provided that at the expiration of the interim period there shall be due as additional rent payable by the Tenant to the Landlord on demand (i) a sum equal to the aggregate of the amounts (if any) calculated separately in respect of each quarter (or other period (if any) by reference to which the rent is payable) of the interim period whereby the new rent shall exceed the interim rent for that quarter (or other period as aforesaid) and (ii) interest on each of such amounts at a rate equal to the then current base lending rate of Barclays Bank plc in respect of the period commencing on the date when each respective instalment of interim rent became payable and ending on the date of payment of the monies referred to in paragraph (i) of this clause Provided that any payment made pursuant to this clause shall be deemed to be made first in respect of the interest referred to in paragraph (ii) of this clause and thereafter in respect of the monies referred to in paragraph (i) of this clause

6

Memoranda of the increased rent shall be prepared by the Landlord and then signed by or on behalf of both parties immediately following such agreement or determination and shall then forthwith be exchanged and then endorsed on or annexed to the original and counterpart of this Lease for the purpose of record and the Landlord’s reasonable and proper costs in so preparing and completing the said memoranda shall be borne equally by the parties

PART VII

AUTHORISED GUARANTEE AGREEMENT

The form of the authorised guarantee agreement mentioned in paragraph 6 of Part III of the Schedule is as follows -

THIS AUTHORISED GUARANTEE AGREEMENT AND LICENCE TO ASSIGN is made by deed on [insert date on completion]

BETWEEN

(1)	[ ] (Company Reg. No. [ ])	whose registered office is at [ ] (the ‘Guarantor’)

(2)	[ ] (Company Reg. No. [ ])	whose registered office is at [ ] (the ‘Guarantor’)

(3)	[ ] (Company Reg. No. [ ])	whose registered office is at [ ] (the ‘Guarantor’)

RECITALS

(A)	The Lease provides that the consent of the Landlord is required to an assignment of the Lease.

(B)	The Guarantor wishes to assign the Lease to the Assignee.

(C)	The Landlord has agreed to give consent to the assignment to the Assignee on condition that the Guarantor enters into this Deed.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Deed the following definitions apply –

‘the Lease’ a lease dated [                        ] and made between [insert parties];

‘the Act’ the Landlord and Tenant (Covenants) Act 1995;

‘Event’ disclaimer of the Lease by a liquidator or trustee in bankruptcy (as the case may be) of the Assignee, forfeiture of the Lease, the vesting of the Lease as bona vacantia or the disclaimer of the Lease by the Crown;

‘tenant covenants’ has the same meaning as in Section 28(1) of the Act;

‘the Term’ has the same meaning as in the Lease.

1.2	The definitions and provisions as to interpretation in the Lease shall apply in this Deed unless the context requires otherwise.

2	COVENANTS BY THE GUARANTOR

2.1

In consideration of the Landlord’s consent to the assignment of the Lease to the Assignee the Guarantor as [sole or ] principal debtor covenants with the Landlord that for the period during which the Assignee is bound by the tenant covenants of the Lease -

2.1.1

the Assignee shall pay the rents reserved by the Lease and observe and perform the covenants and other terms of the Lease on the part of the tenant to be observed and performed both before and after any Event;

2.1.2

if an Event occurs, the Guarantor shall take a new lease of the Premises in accordance with the requirements of clause 2.2 of this deed so long as the Landlord serves written notice on the Guarantor requiring it to do so within six months of the Event.

2.2	The following provisions apply to the grant of the new lease referred to in clause 2.1 of this deed -

2.2.1

the new lease shall be for a term equal in length to the period commencing on the date of the Event and the date upon which the Term would have expired by effluxion of time but for the Event occurring;

2.2.2

the new lease shall otherwise be on the same terms and conditions as the Lease mutatis mutandis and shall take effect from the date of the Event at the rents then payable under the Lease subject to review on the remaining Review Dates (if any);

2.2.3	the Landlord shall send an engrossment of the new lease to the Guarantor for execution promptly following notice given under clause 2.1.2 of this Deed; and

2.2.4	the Guarantor shall execute and deliver to the Landlord a counterpart of the new lease promptly and shall pay the Landlord’s reasonable and proper costs and expenses of and incidental to its grant.

2.3

If the Landlord does not require the Guarantor to take a lease of the Premises under clause 2.1.2 and if the Guarantor does not take an overriding lease under Section 19 of the Act, the Guarantor shall pay to the Landlord on demand a sum equal to the rents and other payments that would have been payable under the Lease but for the Event until the expiration of six months from the Event.

3	DECLARATIONS

3.1	Anything done omitted or agreed by the Assignee is done omitted or agreed with the concurrence of the Guarantor.

3.2

The Guarantor is not entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under the Lease until the obligations on the part of the Guarantor or of the Assignee under the Lease have been performed or discharged.

3.3	The Guarantor is liable to the Landlord as [sole or ]principal debtor or covenantor for all obligations on the part of the Tenant contained in the Lease.

3.4	The Guarantor shall not be released or discharged by -

3.4.1	time or indulgence being given to the Assignee;

3.4.2	any arrangement or alteration of terms of the Lease;

3.4.3	any dealing by the Landlord; or

3.4.4	any act, omission or thing whatsoever in each case whether with or without the express or implied consent of the Guarantor.

4	SUCCESSORS IN TITLE

4.1	The benefit of the provisions of this Deed shall enure for the benefit of the successors and assigns of the Landlord without the necessity for any assignment.

4.2	The Landlord shall have no liability whatsoever to the Guarantor or the Assignee after it shall have parted with the reversion to the Lease.

5	ACKNOWLEDGEMENTS

5.1	The Guarantor and the Assignee acknowledge that this Deed is an Authorised Guarantee Agreement within the meaning of Section 28(1) of the Act.

5.2	The Assignee acknowledges that the conditions imposed in the Lease and in this Deed subject to which consent to assignment may be granted are reasonable.

6	CONSENT

In consideration of the Guarantor’s covenants in this Deed, the Landlord consents to the assignment of the Lease by the Guarantor to the Assignee.

7	SAVING PROVISIONS

7.1

The consent of the Landlord contained in this Deed shall not extend to any further assignment of the Lease and is given without prejudice to any of the tenant covenants and conditions in the Lease and shall determine absolutely if the assignment is not effected within [three] months of the date of this Deed.

7.2	Any provision of this Deed rendered void by virtue of Section 25 of the Act is to be severed from all of the remaining provisions and the remaining provisions are to be preserved.

7.3	If any provision of this Deed extends beyond the limits permitted by Section 25 of the Act that provision is to be varied so as not to extend beyond those limits.

7.4	This Deed is made without prejudice to -

7.4.1	any claim of the Landlord against the Guarantor for any breach of any covenant or condition in the Lease prior to the assignment; and

7.4.2	any other guarantee surety or security which the Landlord may have or take in respect of the tenant covenants or conditions in the Lease.

IN WITNESS of which the parties have executed this Deed as a deed and delivered it on the day appearing on page 1 of this Deed.

Executed as a deed by OPSEC SECURITY LIMITED acting by a director in the presence of —
MICHAEL CURRIE

Signature of witness:

Name	(in BLOCK CAPITALS) DAVID BOWDEN

Address:	11 WEST LAWN, SUNDERLAND SR2 7HW

Occupation:	OPERATIONS DIRECTOR

Executed as a deed by OPSEC SECURITY LIMITED acting by a director in the presence of —
Dr. SELVA SELVARATNAM

Signature of witness:

Name	(in BLOCK CAPITALS) Bev Dew

Address:	47 EGHAMS WOOD RD, BEACONSFIELD, HP9 1JX

Occupation:	ACCOUNTANT